UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

BEELINE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beeline Holdings, Inc.

188 Valley Street, Suite 225,

Providence, RI, 02909

888-810-5760

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON August 17, 2026

To the Stockholders of Beeline Holdings, Inc.:

We are pleased to invite you to attend our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 11:00 a.m., Eastern Time on August 17, 2026, virtually via audio conference call. No in-person meeting will be held.

The Annual Meeting is being held to consider and vote on the following proposals:

1. Election of Directors Proposal – To elect five directors to the Board of Directors;

2. Auditor Ratification Proposal – To ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3. Equity Line of Credit Proposal — To approve potential future amendments or modifications to the provisions of the Company’s Equity Line of Credit, or ELOC, which the Company and the Purchaser may adopt, including amendments or modifications to the pricing per share thereunder, other than the maximum total dollar amount of sales thereunder which shall remain $20 million; and

4. Adjournment Proposal – To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

Note: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on June 18, 2026 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

In accordance with rules of the Securities and Exchange Commission, instead of mailing printed copies of our proxy materials to each stockholder of record, we are furnishing the proxy materials for the Annual Meeting by providing access to these documents on the Internet. A notice of Internet availability of proxy materials (the “Notice”) is being mailed to our stockholders on or about July 2, 2026. The Notice contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the Internet. Our proxy materials were made available at www.BLNE.vote on the date that we first mailed or delivered the Notice. The Notice also contains instructions on how to request our proxy materials in printed form or by e-mail, at no charge. The Notice contains a control number that you will need to submit a proxy to vote your shares. We encourage stockholders to access our proxy materials electronically to reduce our impact on the environment.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to Be Held on August 17, 2026

The Notice, Proxy Statement and 2025 Annual Report on Form 10-K are available at www.BLNE.vote.

This year, our Annual Meeting will be accessible exclusively via live audio conference call. No in-person meeting will be held. You can attend our Annual Meeting by joining the audio conference call. The Annual Meeting will be conducted via an audio conference call and not in person. To be admitted to the Annual Meeting, you must have the control number found on your proxy card or voting instruction form. We have adopted an audio conference format for our Annual Meeting, which allows us to make participation accessible for stockholders from any geographic location with phone connectivity.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE EACH OF THE PROPOSALS LISTED ABOVE.

Whether or not you expect to participate in the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Your vote is important, so please act today.

By the Order of the Board of Directors:

/s/ Nicholas R. Liuzza, Jr.
Chief Executive Officer; Chairman of the Board

July 2, 2026

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Beeline Holdings, Inc.

188 Valley Street, Suite 225,

Providence, RI, 02909

888-810-5760

2026 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This Proxy Statement is being made available to the holders of shares of the voting stock of Beeline Holdings, Inc., a Delaware corporation (“Beeline” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders of Beeline (the “Annual Meeting”) to be held at 11:00 a.m. Eastern Time on August 17, 2026. The Annual Meeting will be a virtual meeting conducted via an audio conference call and no in-person meeting will be held. To attend the Annual Meeting, vote your shares, and submit your questions during the Annual Meeting, dial 1-877-407-3088 and present your unique 12-digit control number. The Notice of Internet availability of proxy materials is first being mailed to our stockholders on or about July 2, 2026.

QUESTIONS AND ANSWERS

The following are some questions you may have regarding the Proposals and the Annual Meeting. We urge you to read carefully this entire proxy statement, including the other documents to which this Proxy Statement refers or which it incorporates by reference because the information in this section may not provide all the information that is important to you.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the Securities and Exchange Commission (the “SEC”) rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (our “Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending a Notice of Internet availability of proxy materials to our stockholders of record and beneficial holders as of June 18, 2026, which is the record date for the Annual Meeting.

How can I access the proxy materials over the internet?

The Notice of Internet availability of proxy materials, and proxy card or voting instruction card included with the proxy materials for the Annual Meeting will contain instructions on how to view the proxy materials on the Internet. Electronic copies of this Proxy Statement and the Annual Report are available at www.BLNE.vote.

Who is entitled to vote?

The Board of Directors has set June 18, 2026 (the “Record Date”) as the record date for the Annual Meeting. If you were a holder of record of any class of our voting stock at the close of business on the Record Date, you are entitled to receive notice of the meeting and to vote your shares at the meeting and at any postponement or adjournment thereof. Holders of the Company’s Common Stock are entitled to one vote per share. Holders of the Company’s Series B Preferred Stock are entitled to a total of 4,032 votes. Holders of the Company’s Series F (the “Series F”) and Series F-1 (the “Series F-1”) Convertible Preferred Stock are entitled to a total of 126,839 votes. Holders of the Company’s Series G Preferred Stock (the “Series G”) are entitled to a total of 307,454 votes.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with Transfer Online, our transfer agent, you are the “record holder” of those shares. If you are a record holder, a notice of Internet availability of this Proxy Statement has been provided directly to you by Beeline.

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If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting and how do I attend?

Record holders and beneficial owners may attend the Annual Meeting by joining the audio conference call. This year the Annual Meeting will be held exclusively via audio conference call. No in-person meeting will be held.

Set forth below is a summary of the information you need to attend the virtual Annual Meeting:

●	At the time of the virtual Annual Meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number;

●	Instructions on how to attend and participate in the virtual Annual Meeting, including how to demonstrate proof of stock ownership, are also available at www.BLNE.vote

Stockholders may vote and submit questions while attending the virtual audio conference call Annual Meeting.

How do I vote?

If you are a stockholder of record, you may vote:

1.	By internet. The website address for Internet voting is www.BLNE.vote. The deadline for internet voting is August 16, 2026 at 11:59 p.m. ET.

2.	By email. Mark, date, sign, and email the proxy card to proxy@equitystock.com, Attention: Shareholder Services.

3.	By mail. Mark, date, sign and mail promptly the enclosed proxy card to Equity Stock Transfer, 237 W 37th Street, Suite 602, New York, New York 10018, Attention: Shareholder Services.

4.	By fax. Mark, date, sign, and fax the proxy card to 347-584-3644, Attention: Shareholder Services.

5.	By audio conference call during the Annual Meeting: At the time of the meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number.

If you vote by internet or email, please DO NOT mail your proxy card.

If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. The shares that do not receive voting instructions will be treated as “broker non-votes.” Broker non-votes are included in the calculation of the number of votes deemed present at the meeting for purposes of determining the presence of a quorum.

Stockholders will not be able to attend the Annual Meeting in person. If you were a stockholder of record as of the Record Date, you may access the virtual meeting by calling 1-877-407-3088 and presenting the unique 12-digit control number on the proxy card.

If you were a beneficial owner as of the Record Date of shares held in “street name” through a broker, bank or other nominee and you wish to attend the meeting and/or vote your shares during the meeting or submit questions during the meeting, you will need to provide proof of your authority to vote (legal proxy), which you must obtain from your nominee reflecting your holdings. You may forward an e-mail from your nominee or attach an image of your legal proxy and transmit it via e-mail to Equity Stock Transfer, LLC, at proxy@equitystock.com - and you should label the e-mail “Legal Proxy” in the subject line. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on August 13, 2026. You will then receive confirmation of your registration, with a control number by e-mail from Equity Stock Transfer, LLC. At the time of the meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number.

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Online access to the Annual Meeting will open at 11:00 a.m. Eastern Time to allow time for stockholders to call-in prior to the start of the Annual Meeting. You may vote or ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not stockholders plan to participate in the audio-only Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when one-third of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by Beeline are not considered outstanding or considered to be present at the Annual Meeting. Under Nevada law, broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Beeline is unable to obtain a quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies. Our Bylaws allow the Chairman of any Annual or Special Meeting of the Stockholders to have the authority to adjourn or postpone such meeting if a quorum is not present, or as otherwise authorized or instructed by the Board of Directors.

How Many Votes are Needed for Each Proposal to Pass?

Proposals		Vote Required

1.	Election of Directors Proposal	Plurality
2.	Auditor Ratification Proposal	Majority of the votes cast
3.	Equity Line of Credit Proposal	Majority of the votes cast
4.	Adjournment Proposal	Majority of the votes cast

Election of Directors Proposal. In order to be elected to the Board, each nominee must receive a plurality of the votes cast. This means that the five director nominees who receive the highest number of votes “FOR” their election are elected.

Auditor Ratification Proposal. Ratification of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The affirmative vote of a majority of the votes cast on the proposal is required.

Equity Line of Credit Proposal. Approval of the Equity Line of Credit Proposal requires the affirmative vote of a majority of the votes cast.

Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast to approve adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. Notwithstanding the results of this vote, the Chairman of the Annual Meeting has authority to adjourn the meeting if a quorum is not present or as otherwise instructed by the Board of Directors.

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What are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. On Proposals 2, 3, and 4, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or your voting instruction form.

How are abstentions treated?

Abstentions and broker non-votes are not considered votes cast and, except for the Equity Line of Credit Proposal, will have no effect on the foregoing Proposals.

Because the Equity Line of Credit Proposal is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.

Proposals		Effect of Abstentions on the Proposal
1.	Election of Directors Proposal	No effect
2.	Auditor Ratification Proposal	No effect
3.	Equity Line of Credit Proposal	No effect
4..	Adjournment Proposal	No effect

Abstentions will not have any effect on Proposals 1 through 4.

What if I am a record holder and sign and return my proxy without making any selections?

If you are the stockholder of record, and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board of Directors’ recommendations.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If your shares are held in street name, you must instruct the organization that holds your shares how to vote. Such organization is bound by the rules of the New York Stock Exchange, or NYSE, regarding whether or not it can exercise discretionary voting power for any particular proposal in the absence of voting instructions from you. Although, brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matter, Proposal 3 is a non-routine matter and your broker is not permitted to vote on Proposal 3, unless you provide voting instructions on Proposal 3 for the Annual Meeting. Please review the voting information form used by your broker to see if you can submit your voting instructions by Internet. We expect that your broker, bank or other nominee will be permitted to vote in favor of Proposals 1, 2, and 4 if you do not vote, but your broker is not obligated to do so. You should check with the broker that holds your shares.

Broker non-votes will not have any effect on Proposals 1 through 4. Broker non-votes are included in the calculation of the number of votes deemed present at the Annual Meeting for purposes of determining the presence of a quorum.

Is My Proxy Revocable?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet, or mail, by voting in person at the meeting, or by delivering to our Corporate Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

If you hold your shares in street name, contact your broker, bank, trust, or other nominee regarding how to revoke your proxy and change your vote

Who is Paying for the Expenses Involved in Preparing and Mailing Proxy Materials?

All of the expenses involved in preparing, assembling and mailing applicable proxy materials in connection with the Annual Meeting and all costs of soliciting proxies will be paid by Beeline. In addition to solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

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What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Messrs. Nicholas R. Liuzza, Jr., our Chief Executive Officer, and Christopher Moe, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares “FOR” such other candidate or candidates as may be properly nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of the applicable proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of the applicable proxy materials, or if you hold Beeline stock in more than one account, and in either case you wish to receive only one copy of each of these documents for your household, please contact our Corporate Secretary at: 188 Valley Street, Suite 225, Providence, RI, 02909, Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of the applicable proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Beeline stockholders with respect to any of the proposals to be brought before the Annual Meeting.

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Can a Stockholder Present a Proposal to be Considered at the Next Annual Meeting?

If you wish to submit a proposal to be considered at the 2027 annual meeting of stockholders (the “Next Annual Meeting”), the following is required:

●	For a stockholder proposal to be considered for inclusion in Beeline’s Proxy Statement and proxy card for the Next Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) our Corporate Secretary must receive the written proposal no later than March 4, 2027, which is 120 calendar days prior to the anniversary date Beeline’s Proxy Statement was released to the stockholders in connection with the Annual Meeting. Such proposals also must comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored materials.

●	Our Bylaws include advance notice provisions that require stockholders desiring to recommend or nominate individuals for election to the Board or who wish to present a proposal at the Next Annual Meeting to do so in accordance with the terms of the advance notice provisions. For a stockholder proposal or a nomination that is not intended to be included in Beeline’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal no later than 90 calendar days prior to the Next Annual Meeting; provided, however, that in the event that less than 100 days’ notice of public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth day after public disclosure of the Next Annual Meeting is made. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-8 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. Your notice must contain the specific information set forth in our Bylaws.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to our Corporate Secretary at 188 Valley Street, Suite 225, Providence, RI, 02909.

We reserve the right to amend our Bylaws and any change will apply to the Next Annual Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to be Acted Upon

Except in the Election of Directors Proposal (Proposal 1), none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

Where can I find voting results of the Annual Meeting?

We will announce the results for the proposals voted upon at the Annual Meeting and publish voting results in a Current Report on Form 8-K filed within four business days after the Annual Meeting.

The Board of Directors Recommends that Stockholders Vote “FOR” Proposals 1, 2, 3, and 4.

PROPOSAL 1. ELECTION OF DIRECTORS

Pursuant to the authority granted to our Board of Directors (the “Board”) under our Bylaws, effective June 30, 2026, the Board has fixed the number of directors constituting the entire Board at five. The Board currently consists of five directors.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, our Board has nominated the five individuals named below currently serving as directors of the Company to be elected as directors at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES (PROPOSAL 1).

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NOMINEES FOR DIRECTOR

The following table sets forth information provided by the nominees. All of the nominees are currently serving as directors of Beeline. All of the nominees have consented to serve if elected by our stockholders. There are no family relationships among our directors and executive officers.

Name of Nominee	Age	Position
Nicholas R. Liuzza, Jr.	60	Chief Executive Officer and Chairman of the Board
Joseph Caltabiano	49	Director
Joseph Freedman	61	Director
Francis Knuettel, II	60	Director
Stephen Romano	50	Director

Director Nominees Biographies

Nicholas R. Liuzza, Jr. became the Chief Executive Officer of the Company on March 7, 2025. He is also the Chief Executive Officer of Beeline Financial Holdings, Inc. (“Beeline Financial”), the Company’s principal subsidiary. Mr. Liuzza co-founded Beeline Financial in 2019 and has served as its Chief Executive Officer since 2019. He has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT] since June 1, 2019. Mr. Liuzza’s service on the Board of another Nasdaq company, as well as his control over the Company qualifies him to serve as a director.

Joseph Caltabiano was appointed to our Board on October 7, 2024 in connection with the merger of Beeline Financial into a subsidiary of the Company (the “Merger”). Mr. Caltabiano’s career is currently focused on emerging medicine industries. As co-founder and CEO of Healing Realty Trust, a real estate investment company founded in 2023, he is devoted to developing clinical infrastructure necessary to support the administration of healthcare services and novel therapies in the behavioral health market. As founder of JSC Fund, which was founded in 2020, Mr. Caltabiano helps uncover and advance opportunities in cannabis and other regulated sectors. Mr. Caltabiano helped pioneer the cannabis industry by co-founding Cresco Labs in 2013, one of North America’s largest vertically integrated cannabis operators, which he grew into a multi-state operator with annualized revenue of over $250 million. Before focusing on emerging medicine industries, Mr. Caltabiano served as Senior Vice President of Mortgage Banking at Guaranteed Rate, one of the largest mortgage providers in the U.S. We believe Mr. Caltabiano’s extensive experience in mortgage banking will contribute to our efforts in expanding our presence in that industry, which qualifies him to be a director.

Joseph Freedman Joseph Freedman was appointed to the Board on October 7, 2024, in connection with the Merger. He previously joined the Board of Beeline Financial in 2023. Effective April 1, 2026, Mr. Freedman became Chief Executive Officer of Dronazon Corporation. In connection with that appointment, Mr. Freedman resigned as Lead Director, but not as a director, of Red Cat Holdings, Inc. (Nasdaq: RCAT), where he has been a director since 2021 and previously chaired both the Compensation and Nominating & Governance Committees. Mr. Freedman also holds board roles at OneTap Maintenance (proptech), ResiCom Capital Partners (real estate investment), and Fluid Capital Network (financial services). From 2006 to 2024, he served as co-founder and CEO of Event Works Rental, a full-service event rental company. Earlier in his career, he founded and led companies in legal services, title insurance, software, and executive search. With a proven track record as both an operator and board member, Mr. Freedman brings deep cross-sector experience spanning finance, technology, and high-growth businesses. We believe that Mr. Freedman’s experience as a director of a Nasdaq company qualifies him to be a director.

Francis Knuettel, II was appointed to the Board of Directors on May 14, 2025. Mr. Knuettel has been Chief Executive Officer of Channel Therapeutics Corporation [NYSE American: CHRO] since July 2023 and Channel’s Chief Financial Officer since June 2022. He has also been a director of Channel since August 2024. Prior to that, from December 2020 to March 2022, he served as Chief Executive Officer and director of Unrivaled Brands, Inc. [OTCQX: UNRV]. Mr. Knuettel has been a director of Splash Beverage Group, Inc. since April 27, 2026. We believe serving as a Chief Executive Officer and a director of other public companies qualifies him to serve as a director.

Stephen Romano was appointed as a director of the Company on March 7, 2025. In July 2021, he founded CredEvolv, a fintech software platform that connects consumer, lenders, and nonprofit credit counselors, where he continues to serve as President. From December 13, 2021 to September 2024, Mr. Romano served as President of Grand River Mortgage Company, LLC (d/b/a GRMC Lending), a digital mortgage company specializing in providing home loans to consumers. Mr. Romano’s experience in the mortgage industry led to his appointment as a director.

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EXECUTIVE OFFICERS

Name	Age	Position
Nicholas R. Liuzza, Jr.	60	Chief Executive Officer
Christopher R. Moe	70	Chief Financial Officer
Tiffany Milton	49	Chief Accounting Officer

See above for the biography of Nicholas R. Liuzza Jr.

Christopher R. Moe was appointed as our Chief Financial Officer on October 7, 2024. Since June 2023, Mr. Moe has served as the Chief Financial Officer of Beeline Financial. Mr. Moe has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT] since February 16, 2022. From 2018 until 2023, he was the Chief Financial Officer and a director of Yates Electrospace Corporation, a heavy payload, contested logistics drone provider.

Tiffany Milton was appointed as the Company’s Chief Accounting Officer on April 25, 2025. Ms. Milton served as the Company’s Controller since January 2021. Prior to joining the Company, Ms. Milton served as Director of Financial Reporting at Gemini Rosemont Commercial Real Estate from January of 2015 to December of 2020. She has over 20 years of experience in many industries, primarily in SEC reporting. She is a certified public accountant in the state of New Mexico.

CORPORATE GOVERNANCE

Board Committees and Charters

The Board and its committees meet and act by written consent from time to time as appropriate. The Board has formed the following three standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Corporate Governance and Nominating Committee. These committees regularly report on their activities and actions to the Board.

Each of our Audit, Compensation, and Nominating and Corporate Governance Committees has a written charter. Each of these committee charters is available through the “Investors” section on our website, which can be found at https://makeabeeline.com/investor-relations/. The information on, or that can be accessed through, our website is not incorporated into this Proxy Statement.

The following table identifies the independent and non-independent current Board and Committee members.

Name	Independent	Audit	Compensation	Nominating and Corporate Governance
Nicholas R. Liuzza, Jr.
Joseph Caltabiano	X			Chair
Joseph Freedman	X	X	Chair	X
Francis Knuettel, II	X	Chair
Stephen Romano	X	X	X

All of the directors, then serving as directors, attended over 75% of the applicable Board and Committee meetings held in 2025.

Board and Committee Meetings

Our Board held a total of 4 meetings during 2025. The Board took formal action by unanimous consent on approximately 47 occasions in 2025. We have no formal policy regarding attendance by directors or officers at our stockholders’ meetings.

During 2025, our Audit Committee held a total of 4 meetings, the Corporate Governance and Nominating Committee held 6 meetings, and the Compensation Committee held 4 meetings.

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Independence

Our Board, exercising its reasonable business judgment, has determined that each of Beeline’s directors, except Mr. Liuzza, qualifies as an independent director pursuant to Rule 5605(a)(2) of The Nasdaq Stock Market, LLC (“Nasdaq”) listing rules (the “Nasdaq Rules”) and applicable SEC rules and regulations.

Audit Committee

Our Audit Committee oversees the engagement of our independent public accountants, reviews our audited financial statements, meets with our independent public accountants to review internal controls and reviews our financial plans. Our Audit Committee currently consists of Francis Knuettel, II, who is the Chair of the Committee, Joseph Freedman and Stephen Romano. Each of Messrs. Knuettel, Freedman and Romano has been determined by our Board to be independent in accordance with Nasdaq and SEC standards. Our Board has also designated Mr. Knuettel as an “audit committee financial expert” as the term is defined under SEC regulations and has determined that Mr. Knuettel possesses the requisite “financial sophistication” under applicable Nasdaq Rules. The Audit Committee operates under a written charter which is available on our website at https://makeabeeline.com/investor-relations/. Our website is not part of this Proxy Statement. Both our independent registered accounting firm and internal financial personnel regularly meet with our Audit Committee and have unrestricted access to the Audit Committee. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. Further, no member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years.

Compensation Committee

Our Compensation Committee reviews and recommends policies, practices, and procedures relating to compensation for our directors, officers and other employees and advising and consulting with our officers regarding managerial personnel and development. Our Compensation Committee currently consists of Joseph Freedman, who is the Chair of the Compensation Committee, and Stephen Romano. Each of Messrs. Freedman and Romano has been determined by our Board to be independent in accordance with Nasdaq standards. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter. Under its charter, the functions of the Compensation Committee include:

●	Reviewing and approving annually the corporate goals and objectives applicable to the Chief Executive Officer;
●	Reviewing and approving the compensation of all other executive officers;
●	Reviewing and making recommendations to the Board regarding incentive compensation plans and equity-based plans;
●	Reviewing and approving any employment agreements, severance agreements or plans or change-in-control arrangements with executive officers;
●	Reviewing director compensation for service on the Board and committees at least once a year and to recommend any changes to the Board; and
●	Developing and recommending to the Board for approval an officer succession plan to develop and evaluate potential candidates for executive positions.

The Compensation Committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Pursuant to its charter, the Compensation Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant, outside legal counsel, or other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The Compensation Committee did not engage any consultants during the year ended December 31, 2025.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has at any time been an officer or employee of Beeline or of any subsidiary or affiliate of Beeline. None of the members was party to any transaction or had any related party relationship with Beeline or any of its subsidiaries or affiliates during the year ended December 31, 2025, except as disclosed under “Certain Relationships and Related Party Transactions.” In addition, Messrs. Freedman, Moe and Liuzza are members of the Board of Directors of Red Cat Holdings, Inc. [Nasdaq: RCAT].

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the “Nominating Committee”) evaluates the composition, size and governance of our Board and its committees, evaluates and recommends candidates for election to our Board, establishes a policy for considering stockholder nominees and reviewing our corporate governance principles and provides recommendations to the Board. Our Nominating Committee currently consists of Joseph Caltabiano, who is the Chair of the Nominating Committee, and Joseph Freedman, each of whom has been determined by our Board to be independent in accordance with Nasdaq standards.

Special Committee

The Board has formed a special committee (the “Special Committee”) for purposes of reviewing and approving potential transactions with related party entities. The Special Committee is comprised of Francis Knuettel II, Joseph Caltabiano and Stephen Romano, each of whom is an independent director. Mr. Knuettel is Chairman of the Special Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests may be directed to our principal executive offices at 188 Valley Street, Suite 225, Providence, RI, 02909. Also, a copy of our Code of Business Conduct and Ethics is available on our website. We will disclose, on our website, any amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

Board Assessment of Risk

The Board is actively involved in the oversight of risks that could affect Beeline. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee considers and reviews with management the adequacy of our internal controls, including the processes for identifying significant risks and exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board is involved in oversight and administration of risk and risk management practices. Members of our senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board as a whole. Members of our senior management have an open line of communication to the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention arise. Members of our senior management regularly attend portions of the Board’s meetings, and often discuss the risks related to our business.

The Board actively interfaces with management on seeking solutions to any perceived risk.

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Compensation Policies and Practices as Related to Risk Management

The Compensation Committee and management do not believe that the Company maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. Our Compensation Committee has in the past granted and may in the future grant in its sole discretion equity awards to employees.

Insider Trading Policy

The Company has implemented an Insider Trading Policy applicable to its officers and directors and employees with access to material nonpublic information, as well as such persons’ family members, which generally prohibits such persons from conducting transactions involving the purchase or sale of the Company’s securities during a blackout period. For this purpose, the term “blackout period” is defined in the Policy as a quarterly period beginning on the 10 calendar days prior to the end of each fiscal quarter and ending two days following the date of public disclosure of the financial results for such fiscal quarter. In addition, under the Policy the Company may adjust the duration of a particular blackout period, or impose “event specific” blackout periods, including when there are nonpublic developments that would be considered material for insider trading law purposes. The Policy also strictly prohibits and trading on material nonpublic information, regardless of whether such a transaction occurs during a blackout period.

On April 16, 2025, the Board waived the Company’s blackout period and permitted the Company’s officers and directors to make purchases of the Company’s Common Stock on the open market.

While the granting of options and other equity awards to officers, directors and other employees is not expressly addressed in the Insider Trading Policy described above, the Company follows the same principles set forth in such Policy when granting equity awards, including options, to its officers, directors and other employees with access to material nonpublic information. Generally, the Board or Compensation Committee does not approve grants of such awards during a blackout period and does not take material nonpublic information into account when determining the timing and terms of such an award. Further, the Company does not have a policy or practice of timing the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Anti-Hedging Policy

Under the Company’s Insider Trading Policy, all officers, directors and certain identified employees are prohibited from engaging in hedging transactions.

Clawback Policy

The Company has implemented a Clawback Policy in accordance with the Nasdaq Rules, to recoup “excess” incentive compensation, if any, earned by current and former executive officers during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required). The Company also uses forms of agreements relating to equity grants which also include other drawbacks relating to improper conduct.

Stockholder Communications

Although we do not have a formal policy regarding communications with our Board, stockholders may communicate with the Board by writing to the Corporate Secretary of Beeline Holdings, Inc. at 188 Valley Street, Suite 225, Providence, RI, 02909, or by email at: ir@makeabeeline.com. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock to file initial reports of ownership and changes in ownership of our Common Stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during 2025, except for two Form 4’s for Mr. Liuzza, reporting the purchase of shares of the Company’s Common Stock and the purchase of shares of the Company’s Series G Convertible Preferred Stock and Warrants to purchase Common Stock, not timely filed due in each case to an administrative error.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below and the compensation arrangements including those described under “Executive Compensation,” there have been no transactions since January 1, 2024, involving the Company, in which the amount exceeded $120,000, and in which any of our directors, executive officers, beneficial owners of 5% or more of our Common Stock or certain other related persons had a direct or indirect material interest.

Subsequent to March 31, 2026, Mr. Liuzza surrendered to the Company 70,454 shares of the Company’s Common Stock in lieu of repaying cash of $0.1 million.

In April 2026, Mr. Liuzza entered into an additional SAFE with MagicBlocks, Inc. (“MagicBlocks”), an entity in which the Company also has a 47.6% ownership interest, Mr. Liuzza is a member of the board of directors and in which Mr. Moe is the Treasurer.

Beginning in June 2025, the Company has partnered with TYTL Holdings, Inc. (“TYTL”). Mr. Liuzza is Chief Executive Officer and a principal stockholder of TYTL. In addition, Christopher Moe and Joseph Freedman are each TYTL stockholders. TYTL finances certain residential real estate transactions funded through the sale of a cryptocurrency token which is backed by real property. In these transactions, TYTL purchases equity from homeowners seeking liquidity, funding such purchases from the sale of the cryptocurrency tokens. The Company provides TYTL with certain services in connection with these transactions, specifically through providing access to its platform, and providing title and escrow services through Beeline Title Holdings, Inc., a subsidiary of the Company (“Beeline Title Holdings”) in exchange for cash fees. Other than providing title and escrow services as noted above, the Company is not involved in any cryptocurrency or other transactions of TYTL. During the year ended December 31, 2025, the Company recorded $22,009 of revenue related to this transaction, of which $16,100 was included in accounts receivable, net – related party on the consolidated balance sheets as of December 31, 2025. On December 19, 2025, the Company advanced TYTL $0.4 million, included in due from affiliate on its consolidated balance sheets as of December 31, 2025. During the three months ended March 31, 2026, the Company further advanced $0.1 million to TYTL and had received payment of $0.3 million. As of March 31, 2026, the Company was owed $0.2 million included in due from affiliate on its consolidated balance sheets. Mr. Liuzza personally guaranteed these advances to TYTL. The Company receives a transaction fee of 3.5% of the amount of equity sold by homeowners to TYTL for customer service, transaction processing and platform support. Revenue is recognized at a point in time when the closing occurs between TYTL and the homeowner. On January 1, 2026, the Company entered into a one-year Master Services Agreement with TYTL for $0.2 million whereby the Company provides certain agreed upon monthly consulting services. During the three months ended March 31, 2026, the Company received $0.1 million related to this Agreement and recorded $50,000 of revenue, which is included in other revenues in the consolidated statements of operations. The remaining $50,000 is included in accrued liabilities on the consolidated balance sheets as of March 31, 2026.

In February and March of 2025, Mr. Liuzza advanced the Company $0.1 million. In exchange for these advances, on April 25, 2025, the Board of Directors approved the advances as loans, and the Company issued Mr. Liuzza a promissory note which bears interest at a rate of 8% per annum and is payable on demand. On May 29, 2025, the Company amended the note to $0.4 million. As of December 31, 2025, the note was fully repaid.

In January 2025, Mr. Liuzza entered into a SAFE with MagicBlocks.

Prior to its acquisition by the Company, Beeline Financial issued a note to a private company in which Joseph Freedman, a Board member of the Company, has an ownership interest. This note was for $0.1 million, accrues interest at 7% per annum and is due on demand. This note was subsequently repaid in January 2025. Additionally in January 2025, Mr. Freedman purchased 238,418 shares of Series G Preferred Stock and five-year Warrants to purchase a total of 11,921 shares of Common Stock for total gross proceeds of $0.1 million.

During March 2025, Mr. Liuzza purchased 4,308,155 shares of Series G Preferred Stock and five-year Warrants to purchase a total of 215,409 shares of Common Stock for total gross proceeds of $2.2 million. In addition, Mr. Liuzza converted his $0.7 million bridge loan from December 31, 2024 into $0.7 million of units comprised of 1,372,549 shares of Series G Preferred Stock and five-year Warrants to purchase a total of 68,628 shares. During December 2024, Mr. Liuzza purchased 1,960,784 shares of Series G Preferred Stock and five-year Warrants to purchase a total of 98,040 shares of Common Stock for total gross proceeds of $1.0 million.

Jessica Kennedy, Beeline Financial’s Chief Operating Officer, owns a 5% interest in Tower Title, which is a vendor to certain subsidiaries of the Company. During the three months ended March 31, 2026 and 2025, the Company had transactions of $9,870 and $2,759, respectively, with Tower Title. During the years ended December 31, 2025 and 2024, the Company had transactions of $15,702 and $7,457, respectively, with Tower Title.

Beeline Loans, Inc. (“Beeline Loans”) partnered with CredEvolv on February 26, 2025 to help declined borrowers improve their credit and secure mortgage approval. Steve Romano is co-founder and President of CredEvolv. Beeline Financial engaged Mr. Romano to provide certain consulting services pursuant to an agreement dated July 29, 2024 to continue until terminated by written notice. As of December 31, 2025, the Company paid Mr. Romano $0.1 million. In December 2025, the Company ended its consulting relationship with Mr. Romano. Mr. Romano continues to serve on the Company’s Board of Directors.

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On May 16, 2024, the Company entered into a Loan Agreement with the SPV, Aegis, Bigger, District 2 and LDI. Pursuant to the Loan Agreement, Bigger, District 2 and LDI (the “Subscribers”) loaned the Company for $1,100,000 and received promissory notes in the aggregate principal amount of $1,100,000 (the “2024 Secured Notes”). The 2024 Secured Notes could be satisfied by payment of 105% of principal on or before July 31, 2024, by payment of 110% of principal on or before November 29, 2024, by payment of 130% of principal on or before March 30, 2025 or by payment of 140% of principal on March 31, 2025. With each 2024 Secured Note, the Company issued a Warrant to purchase a share of the Company’s Common Stock for $5.00 exercisable for five years after December 2, 2024 if on November 29, 2024 the 2024 Secured Note issued to the Warrant holder remains unsatisfied. LDI received a Warrant to purchase 59,802 shares and each of Bigger and District 2 received a warrant to purchase 29,901 shares. The Company’s obligations under the 2024 Secured Notes were secured by the Company’s pledge of its assets, subject to certain specified exceptions. In connection with the Loan Agreement, the Company, Aegis, Bigger and District 2 amended and restated the Intercreditor Agreement they had executed on September 29, 2023. In the Amended and Restated Intercreditor Agreement, Aegis, Bigger and District 2 subordinated their liens on any barrels of spirits owned by the Company, and the parties agreed that the net proceeds of any sale of barrels would be paid to the Subscribers in satisfaction of the 2024 Secured Notes. Commencing when all barrels have been sold, the lien of the Subscribers under the Secured 2024 Notes would become pari passu with the senior lien on the remaining collateral. Subsequent to the closing, the 2024 Notes were included in the October 2024 debt exchange with the remaining collateral being contributed with the exchanged assets.

On September 4, 2024, the Company and Craft entered into the Exchange Agreement with the SPV, Aegis, Bigger, District 2, LDI and three individual creditors including Robert Grammen, a director. Subsequent to the execution of the Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement, and the transaction closed on October 7, 2024.

On July 25, 2025, the Company entered into a Debt Satisfaction Agreement (the “DSA”) with Bridgetown Spirits Corp. (“Spirits”), the Company’s 53%-owned subsidiary and three individuals (the “Buyers”) including Geoffrey Gwin, the President of Spirits, pursuant to which the Company transferred to the Buyers all 530,000 shares of Spirits common stock held by the Company, representing 53% of the outstanding Spirits common stock, in exchange for the satisfaction of outstanding amounts payable by the Company to the Buyers totaling $367,404 and released from Spirits and the Buyers relating thereto. The Company also released Spirits from certain obligations and liabilities in connection with the transaction. As a result of the foregoing, Spirits is no longer a subsidiary of the Company.

In connection with the DSA, the Company loaned Spirits $75,000, in exchange for which Spirits executed and delivered to the Company a Senior Secured Original Issue Discount Promissory Note and Security Agreement (the “Note”) in the principal amount of $100,000, reflecting an original issue discount of $25,000. The Note is payable as follows: (i) $50,000 is payable on April 24, 2026, and the remaining $50,000 is payable on July 25, 2026. The obligations of Spirits evidenced by the Note are secured by the assets of Spirits pursuant to the Note.

Jay Stockwell (a Company co-founder and the MagicBlocks CEO) owns an equity interest in SpeedPPC Pty. Ltd., which provides marketing services to the Company and certain of its subsidiaries.

Beeline Loans, Inc., a Beeline subsidiary, is a member of The Mortgage Collaborative, which is an industry trade group founded by David Kittle. Beeline Loans, Inc. pays membership fees to The Mortgage Collaborative. Mr. Kittle was a member of the Beeline Board until October 7, 2024.

In December 2024, Mr. Freedman purchased a total of $121,593 of units comprised of a total of 238,418 shares of Series G and 119,209 G Warrants on the same terms as all other investors in the Series G and G Warrant offering. Mr. Freedman’s subscription amount was used to repay the $121,593 of indebtedness owed to Mr. Freeman by Beeline. Mr. Freedman made a $75,000 loan to Beeline on December 11, 2023 which was due February 11, 2024. The sums due above the principal represented default interest, fees and penalties. Mr. Liuzza guaranteed payment of the note issued to Mr. Freedman.

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Related Party Transactions Policy

We believe that the foregoing transactions were in the best interests of the Company and Beeline Financial, respectively. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time they are authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our Audit Committee for the review of potential conflicts of interest.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our Common Stock beneficially owned as of the Record Date by (i) those persons known by us to be owners of more than 5% of our Common Stock, (ii) each director and director nominee, (iii) each of our named executive officers and (iv) all current executive officers and directors of Beeline as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Beeline Holdings, Inc., 188 Valley Street, Suite 225, Providence, RI, 02909. The term “named executive officer” means each of the Company’s principal executive officer, the two most highly paid executive officers with compensation exceeding $100,000 during the fiscal years ended December 31, 2025 and 2024, and two additional individuals for whom the foregoing would apply but for the fact that they were not executive officers of the Company as of December 31, 2025.

Beneficial Owner Name & Address	Amount of Class of Stock Beneficially Owned (1)	Percent of Class of Stock Beneficially Owned (1)	Voting Power (1) (2)	Percent of Voting Power (2)
Named Executive Officers and Directors

Nicholas Liuzza, Chief Executive Officer and Director (3)	8,157,844	22.8%	8,157,844	22.4%
Christopher R. Moe, Chief Financial Officer (4)	209,167	*	209,167	*
Tiffany Milton, Chief Accounting Officer (5)	43,012	*	43,012	*
Joseph Caltabiano, Director (6)	168,984	*	168,984	*
Joseph Freedman, Director (7)	499,305	1.6%	499,305	1.5%
Stephen Romano (8)	86,463	*	86,463	*
Francis Knuettel II (9)	80,000	*	80,000	*
Eric Finnsson, Former Director (10)	90,926	*	90,926	*
Geoffrey Gwin, former Chief Executive Officer (11)	113,575	*	113,575	*
All directors and executive officers as a group (7 persons)(12)	9,244,775	25.5%	9,294,775	25.1%

Other 5% shareholders
Sansar Capital Master Fund LP (13)	3,042,906	9.5%	3,042,906	9.3%
Thomas Walsh (14)	1,932,499	6.0%	1,932,499	5.9%

*Less than 1%.

(1)	Applicable percentages are based on 32,060,466 shares of Common Stock, 2,500,000 shares of Series B Convertible Preferred Stock, 1,259,009 shares of Series F, 9,382 shares of Series F-1, and 691,571 shares of Series G, as applicable, issued and outstanding as of June 18, 2026, which is the Record Date for the Annual Meeting. Shares of Common Stock subject to options, warrants, convertible preferred stock and other derivative securities currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. It does not include options held by our management, which are subject to performance standards. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by them. Does not give effect to potential future dilution pursuant to adjustment provisions under certain outstanding derivative securities.

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(2)	Percentages of voting power are based on a total estimated voting power of 32,618,791 shares outstanding as of the Record Date, subject to certain beneficial ownership limitations with respect to outstanding shares of the Company’s preferred stock.

(3)	Nicholas R. Liuzza, Jr. Common Stock beneficially owned includes (i) 223,716 shares of Common Stock held by a trust of which Mr. Liuzza is the trustee, (ii) 33,093 shares of Common Stock owned by Mr. Liuzza’s family members which he is thereby deemed to beneficially own, (iii) 3,762,880 shares of Common Stock issuable upon exercise of Warrants, as adjusted pursuant to price protection provisions therein, which are exercisable at $0.66 per share, and (iv) 25,000 stock options exercisable at $0.9216 per share which vested on May 28, 2026. Does not include the remaining 25,000 stock options exercisable at $0.9216 per share which vest on May 28, 2027.

(4)	Christopher R. Moe. Common Stock beneficially owned includes (i) 117,500 vested stock options exercisable at $0.9216 per share which vested on May 28, 2026, and (ii) 41,667 stock options which have vested or will vest within 60 days having an exercise price of $2.21 per share. Does not include the remaining 117,500 stock options exercisable at $0.9216 per share which vest on May 28, 2027, or 33,333 stock options exercisable at $2.21 which vest monthly beginning September 30, 2026.

(5)

Tiffany Milton. Common Stock beneficially owned includes 17,500 stock options exercisable at $0.9216 per share which vested on May 28, 2026. Does not include the remaining 17,500 stock options exercisable at $0.9216 per share which vest on May 28, 2027. Common Stock beneficially owned also includes 10,003 shares held by Ms. Milton’s spouse for which Ms. Milton disclaims beneficial ownership.

(6)	Joseph Caltabiano. Common Stock beneficially owned includes 30,000 restricted stock units which vest upon the earlier of (i) August 5, 2026 or (ii) the delivery of a final report and recommendation by the Special Committee of the Board of Directors.

(7)	Joseph Freedman. Common Stock beneficially owned includes (i) 117,404 shares of Common Stock issuable upon exercise of Warrants, as adjusted pursuant to price protection provisions therein, which are exercisable at $0.66 per share and (ii) 30,000 restricted stock units which vest upon the earlier of (A) August 5, 2026 or (B) the delivery of a final report and recommendation by the Special Committee of the Board of Directors.

(8)	Stephen Romano. Common Stock beneficially owned does not include 30,000 restricted stock units which vest upon the earlier of (i) May 29, 2027 or (ii) the delivery of a final report and recommendation by the Special Committee of the Board of Directors.

(9)	Francis Knuettel II. Common Stock beneficially owned includes does not 30,000 restricted stock units which vest upon the earlier of (i) December 16, 2026 or (ii) the delivery of a final report and recommendation by the Special Committee of the Board of Directors.

(10)	Geoffrey Gwin. Mr. Gwin served the Company’s Chief Executive Officer until March 7, 2025.

(11)	Eric Finnsson. Mr. Finnsson resigned as a director effective June 30, 2026.

(12)	Officers and Directors as a Group. This amount includes ownership by all directors and all current executive officers including named executive officers and those who are not named executive officers under the SEC’s disclosure rules. Does not include former officers and directors who are no longer in such roles.

(13)	Sansar Capital Master Fund LP. Based upon a Schedule 13G filed on May 4, 2026. Sansar Capital Master Fund LP is controlled by Sanjay Motwani, President. Address is 220 Riverside Blvd., Apt 20N New York, NY 10069.

(14)	Thomas Walsh. Based upon a Schedule 13G filed on June 4, 2026. Represents shares beneficially owned by funds (the “Funds”) which Mr. Walsh controls or shares control, as described a Schedule 13G filed on June 4, 2026. Mr. Walsh disclaims beneficial ownership of any shares of Common Stock held by the Funds. Reference is made to the Schedule 13G for further details.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer (principal executive officer) and named executive officers, for services rendered during the fiscal years ended December 31, 2025 and 2024. The term “named executive officer” means each of the Company’s principal executive officer, each individual who served as a principal executive officer during 2025, the two most highly paid executive officers with compensation exceeding $100,000 during the fiscal year ended December 31, 2025 and up to two additional individuals who would qualify under the preceding category but for the fact that they did not serve as an executive officer as of December 31, 2025.

Name and Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Total ($)
Nicholas R. Liuzza, Jr.	2025	30,000	-		-		46,080	(2)	76,080
Chief Executive Officer (1)	2024	30,000	-		-		-		30,000

Geoffrey Gwin	2025	200,000	-		14,300	(4)	-		214,300
Former Chief Executive Officer and Chief Financial Officer; Current President of Bridgetown Spirits Corp. (3)	2024	350,000	190,000	(5)	-		232,000	(6)	772,000

Christopher R. Moe	2025	180,000	-		-		216,576	(8)	396,576
Chief Financial Officer (7)	2024	150,000	140,672	(9)	-		-		290,672

Tiffany Milton	2025	165,000	-		-		32,256	(11)	197,256
Chief Accounting Officer (10)	2024	-	-		-		-		-

(1)	Mr. Liuzza was appointed as the Chief Executive Officer of the Company on March 7, 2025.
(2)	Represents an award of 50,000 stock options under the Amended and Restated 2025 Equity Incentive Plan (the “2025 Plan”) exercisable at $0.9216 per share, vesting annually in equal amounts over two years from May 28, 2025, subject to continued service on the applicable vesting date.
(3)	Mr. Gwin served as the Company’s Chief Executive Officer until his resignation from such role on March 7, 2025. He also previously served as Chief Financial Officer until his resignation from such role on October 7, 2024, and as President of Bridgetown Spirits until the sale of that entity on July 25, 2025.
(4)	In connection with Mr. Gwin’s resignation as Chief Executive Officer of the Company and appointment as President of Bridgetown Spirits, in April 2025 the Board approved and the Company issued Mr. Gwin 10,000 shares of Common Stock at $1.43 per share.
(5)	Represents 3,279 shares of Common Stock issued at $30.50 per share in lieu of a $100,000 bonus payment, and 18,000 shares of Common Stock at $5.00 per share which the Company issued to Mr. Gwin in lieu of a $90,000 bonus payment for special services performed in 2024, as elected by Mr. Gwin. See “Employment Agreements-Geoffrey Gwin” below for more information.
(6)	Represents 40,000 shares of restricted Common Stock issued at $5.80 per share which the Company issued to Mr. Gwin pursuant to his Employment Agreement, as amended. See “Employment Agreements-Geoffrey Gwin” below for more information.
(7)	Mr. Moe was appointed as the Chief Financial Officer of the Company on October 7, 2024.
(8)	Represents an award of 235,000 stock options under the 2025 Plan exercisable at $0.9216 per share, vesting annually in equal amounts over two years from May 28, 2025, subject to continued service on the applicable vesting date.
(9)	Reflects a cash bonus earned by Mr. Moe in connection with a recapitalization transaction in June 2024, of which $20,096 was paid in 2024 and the balance was paid in 2025.
(10)	Ms. Milton was appointed as the Chief Accounting Officer of the Company on April 25, 2025. Does not include a total of $170,000 of compensation Ms. Milton received in 2024 prior to being appointed Chief Accounting Officer.
(11)	Represents an award of 35,000 stock options under the 2025 Plan exercisable at $0.9216 per share, vesting annually in equal amounts over two years from May 28, 2025, subject to continued service on the applicable vesting date.

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Outstanding Equity Awards at 2025 Fiscal Year-End

Listed below is information with respect to unvested stock awards for each named executive officer outstanding as of December 31, 2025:

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date

Nicholas R. Liuzza, Jr.	-	50,000	-	$0.9216	May 28, 2035
Christopher R. Moe	-	235,000	-	$0.9216	May 28, 2035
Tiffany Milton	-	35,000	-	$0.9216	May 28, 2035

(1)	Represents stock options that were granted under the 2025 Plan, vesting annually in equal amounts over two years from May 28, 2025, subject to continued service on the applicable vesting date.

Employment Agreements

Nicholas R. Liuzza, Jr. Mr. Liuzza was appointed the Chief Executive Officer of the Company on March 7, 2025 and receives compensation of $30,000 annually.

Christopher R. Moe. Mr. Moe was appointed as the Chief Financial Officer of the Company on October 7, 2024 and receives a monthly salary of $15,000.

Tiffany Milton. Ms. Milton was appointed as the Chief Accounting Officer of the Company on April 25, 2025 and receives a monthly salary of $13,750.

Director Compensation

The following table sets forth the compensation awarded to, earned by or paid to the non-employee members of our Board for services rendered as a director during the fiscal year ended December 31, 2025.

Name	Fees Earned ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Joseph Caltabiano	57,500	486,273	(2)	-		543,773
Eric Finnsson*	62,500	335,198	(3)	-		397,698
Joseph Freedman	60,000	708,651	(4)	-		768,651
Francis Knuettel II	50,000	263,900	(5)	-		313,900
Stephen Romano	50,000	288,265	(6)	105,000	(7)	443,265

*Mr. Finnsson resigned as a director effective June 30, 2026.

(1)	All amounts reflect the aggregate grant date fair value calculated based on the closing price of the Company’s Common Stock on October 1, 2025 of $3.77 per share. These amounts do not reflect the actual economic value realized by the director.
(2)	Represents (i) 49,818 shares of vested Common Stock in lieu of cash for prior services, (ii) 30,000 shares of Common Stock vesting one-third annually over three years from May 28, 2025, (iii) 19,166 shares of Common Stock vesting on May 28, 2026 and (iv) 30,000 restricted stock units vesting on the earlier of one year from the grant date or delivery of a final report by a special committee of the Board.
(3)	Represents (i) 48,913 shares of vested Common Stock in lieu of cash for prior services, (ii) 30,000 shares of Common Stock vesting one-third annually over three years from May 28, 2025 and (iii) 10,000 shares of Common Stock vesting on May 28, 2026.
(4)	Represents (i) 99,638 shares of vested Common Stock in lieu of cash for prior services, (ii) 30,000 shares of Common Stock vesting one-third annually over three years from May 28, 2025, (iii) 28,333 shares of Common Stock vesting on May 28, 2026, and (iv) 30,000 restricted stock units vesting on the earlier of one year from the grant date or delivery of a final report by a special committee of the Board.
(5)	Represents (i) 30,000 shares of Common Stock vesting one-third annually over three years from May 28, 2025, (ii) 10,000 shares of Common Stock vesting on May 28, 2026, and (iii) 30,000 restricted stock units vesting on the earlier of one year from the grant date or delivery of a final report by a special committee of the Board.
(6)	Represents (i) 30,797 shares of vested Common Stock, (ii) 30,000 shares of Common Stock vesting one-third annually over three years from May 28, 2025, and (iii) 15,666 shares of Common Stock vesting on May 28, 2026.
(7)	Represents fees paid to the director for consulting services unrelated to his service as a director pursuant to a consulting agreement which was terminated in December 2025. See “Certain Relationships and Related Party Transactions.”

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Equity Compensation Plan Information

The following table provides information concerning compensation plans under which our equity securities are authorized for issuance as of December 31, 2025:

Plan Category	Number of shares to be issued upon exercise of outstanding options, SARs and Warrants	Weighted Average Exercise Price of Outstanding Options	Number of Options Remaining for Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by security holders (1)	1,742,000	$0.95	2,324,470
Equity compensation plans not approved by security holders	-	-	-
Total	1, 742,000	$0.95	2,324,470

(1)	On August 1, 2025, the Company’s Board of Directors adopted the 2025 Plan and it was approved by stockholders on October 2, 2025. The 2025 Plan initially authorized 4,588,802 shares of Common Stock, which was equal to 15% of the outstanding shares of Common Stock on a fully-diluted basis available for award under the 2025 Plan. The 2025 Plan provides for an annual increase to such available number of shares by 5% of the shares of Common Stock outstanding on a fully-diluted basis each year for a period of seven years, with the first such increase to occur on January 1, 2026. The 2025 Plan provides for the issuance of incentive stock options, non-statutory stock options, share appreciation rights, restricted shares, restricted share units, and other share-based awards.

Pay Versus Performance

Pay versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers (“NEOs”), which for purposes of the below table are divided into individuals who serve or have served as principal executive officer in 2025 (“PEOs”) and other NEOs who are not and have not served as principal executive officer in 2025 (“non-PEOs”).

Year (a)	Summary Compensation Table Total for PEO (Nicholas R. Liuzza, Jr.) (b)(1)($)	Compensation Actually Paid to PEO (Nicholas R. Liuzza, Jr.) (c)(3)($)	Summary Compensation Table Total for PEO (Geoffrey Gwin) (b)(2)($)	Compensation Actually Paid to PEO (Geoffrey Gwin) (c)(3)($)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (d)(4)($)	Average Compensation Actually Paid to non-PEO Named Executive Officers (e)(3)($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (f)(5)($)	Net Income/ (Loss) (g)(6)($)
2025	76,080	107,700	214,300	55,900	296,916	382,290	28.18	(23,381,000)
2024	30,000	30,000	772,000	925,160	290,672	290,672	21.03	(13,076,000)
2023	-	-	250,000	256,878	-	20,452	3.76	(7,535,000)

(1) Represents the amounts reported for Mr. Liuzza, the Company’s current Chief Executive Officer, in the “Total” column of the “Summary Compensation Table” in each applicable year.

(2) Represents the amounts reported for Mr. Gwin, the Company’s former Chief Executive Officer. Mr. Gwin served as the Company’s Chief Executive Officer until his resignation from such role on March 7, 2025. Mr. Gwin also previously served as Chief Financial Officer until his resignation from such role on October 7, 2024, and as President of Bridgetown Spirits until the sale of that entity on July 25, 2025.

(3) SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance” table above. For purposes of the equity award adjustments shown below, no equity awards were cancelled as a result of a failure to meet vesting conditions. The valuation assumptions used to calculate fair values for purposes of the compensation actually paid calculation did not materially differ from those disclosed at the time of grant (as applicable). The table below details the applicable adjustments to the amount in the “Total” column of the “Summary Compensation Table” in each applicable year that were made to determine “compensation actually paid” (all amounts are averages for the NEOs other than the PEO).

(4) Represents the average of the amounts reported for the NEOs as a group (excluding the PEOs) in the “Total” column of the “Summary Compensation Table” in each applicable year. The names of each of the non-PEO NEOs included for these purposes for 2025 are Mr. Moe and Ms. Milton, for 2024 include Mr. Moe only, for 2023 include Ms. Milton only. Mr. Moe was appointed as the Company’s Chief Financial Officer on October 7, 2024, and prior to that Mr. Moe served as the Chief Financial Officer of Beeline Financial since June 2023. Ms. Milton was appointed as the Company’s Chief Accounting Officer on April 25, 2025.

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(5) Represents the cumulative total shareholder return of a fixed investment of $100 made at the closing price of the Company’s Common Stock at December 31, 2022, for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.

(6) Represents the amount of net income/(loss) reflected in the Company’s audited consolidated financial statements for the applicable fiscal year reflected in the table.

Reconciliation of Summary Compensation to Compensation Actually Paid

Year	Name	Summary Compensation Table Total ($)	Deduct “Stock Awards” and “Option Awards” reported in Summary Compensation Table ($)	Add Year- End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Add (Deduct) Year over Year Change in Fair Value of Equity Awards Granted in Prior Years which Vested in the Year ($)	Add Value of any Dividends or Other Earnings Paid in the Year ($)	Compensation Actually Paid ($)
2025	PEO-Nicholas R. Liuzza, Jr.	76,080	(46,080)	77,700	-	-	-	-	107,700
	PEO-Geoffrey Gwin	214,300	(14,300)	-	-	14,300	(158,400)	-	55,900
	Other NEOs (Average)	296,916	(124,416)	209,790	-	-	-	-	382,290
2024	PEO-Nicholas R. Liuzza, Jr.	30,000	-	-	-	-	-	-	30,000
	PEO-Geoffrey Gwin	772,000	(422,000)	385,160	-	190,000	-	-	925,160
	Other NEOs (Average)	290,672	-	-	-	-	-	-	290,672
2023	PEO-Nicholas R. Liuzza, Jr.	-	-	-	-	-	-	-	-
	PEO-Geoffrey Gwin	250,000	-	-	-	6,878	-	-	256,878
	Other NEOs (Average)	-	-	-	-	20,452	-	-	20,452

Relationship Between Compensation Actually Paid and our Total Shareholder Return

Our stock price performance is not one of the elements used in determining Compensation Actually Paid to our Named Executive Officers. However, the amount of Compensation Actually Paid to our Named Executive Officers aligns with the Company’s Total Shareholder Return due to the fact that a portion of the compensation paid to our NEOs is comprised of equity awards.

Relationship Between Compensation Actually Paid and our Net Income/(Loss)

GAAP net income/(loss) is a measure of our overall profitability that we believe is a factor that can drive our stock price performance. However, Compensation Actually Paid is less sensitive to our annual GAAP net income/(loss) because management and our Board do not believe that our GAAP net income/(loss) is the only meaningful measure in allowing investors to evaluate management’s performance. The Board considers multiple factors when determining executive compensation, including both financial and non-financial performance metrics, strategic objectives, and market conditions. While the Company has experienced net losses in recent years, the Board believes that compensating executives competitively is necessary to retain key talent with the skills to provide the leadership the Company needs to succeed and to execute on the Company’s long-term strategic plan.

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PROPOSAL 2. AUDITOR RATIFICTAION PROPOSAL: RATIFICATION OF THE SELECTION OF SALBERG & COMPANY, P.A. TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Our Board has appointed Salberg & Company, P.A. (“Salberg”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Salberg has served as the Company’s independent registered public accounting firm since December 4, 2024. See “Auditor Change” below. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Company is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of Salberg is not expected to be present at the Special Meeting.

Our Audit Committee currently consists of Francis Knuettel, II (Chair), Joseph Freedman and Stephen Romano. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board with respect to the Company’s financial statements, the Audit Committee relies: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles (GAAP); and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, the Board may also pre-approve particular services on a case-by-case basis. Our Board approved all services that our independent accountants provided to us in the past two fiscal years.

Fees incurred for the Services Provided by our Principal Accountants

The following table sets forth the aggregate fees paid for or accrued by the Company for audit and other services provided by Salberg for the years ended December 31, 2025 and 2024. The table does not include fees paid for or accrued by the Company for audit and other services provided by M&K CPAS, PLLC, the Company’s former independent registered public accounting firm prior to such firm’s replacement with Salberg, although we voluntarily include such amounts in the footnotes to the below table. See also “Auditor Change” below for more information.

	2025	2024($)
Audit Fees (1)	267,000	175,500
Audit Related Fees (2)	30,000	42,200
Total	297,000	217,700

(1)	Audit fees – these fees relate to the annual audits and quarterly reviews of our financial statements and registration statements as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees – these fees relate to audit related fees pertained to a subsidiary standalone audit required for mortgage licensing requirements in various states. Does not include fees totaling $102,002 paid to M&K CPAS, PLLC, the Company’s former independent registered public accounting firm, in 2024.

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Auditor Change

On December 4, 2024, the Board dismissed M&K CPAS, PLLC from its position as the Company’s principal independent accountant. The dismissal was approved by the Audit Committee of the Board.

The audit reports of M&K CPAS, PLLC on the Company’s financial statements for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion or qualification, except that the audit report of M&K CPAS, PLLC on the Company’s financial statements for the years ended December 31, 2023 and 2022 did contain a modification expressing substantial doubt about the Company’s ability to continue as a going concern. M&K CPAS, PLLC did not, during the applicable period, advise the Company of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years, there was no disagreement between the Company and its independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused our its independent registered public accounting firm to make reference to the subject matter of such disagreement in connection with its report. During the same period, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K, except that, in connection with its audit of the financial statements for the years ended December 31, 2023 and 2022, M&K CPAS, PLLC advised the Company that there was a material weakness in the internal controls necessary for the Company to develop reliable financial statements since management lacked a formal policy of inputs in testing for impairment.

The Company requested M&K CPAS, PLLC to furnish a letter addressed to the Securities Exchange Commission stating whether or not M&K CPAS, PLLC agrees with the foregoing statements pertaining to M&K CPAS, PLLC. A copy of the letter is filed as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on December 5, 2024.

On December 4, 2024, the Company appointed Salberg as its independent registered public accounting firm for the year ended December 31, 2024. During the Company’s two most recent fiscal years ended December 31, 2025 and 2024, and through December 4, 2024, neither the Company nor anyone on behalf of the Company consulted with Salberg regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Auditor Ratification Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL (PROPOSAL 2)

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Audit Committee Report

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for selecting and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●	discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 1301;

●	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with the Company; and

●	in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

This report is submitted by the Audit Committee.

Francis Knuettel II, Chair

Joseph Freedman

Stephen Romano

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that the Company files with the SEC.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with GAAP or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

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PROPOSAL 3: THE EQUITY LINE OF CREDIT PROPOSAL

Background

At the Annual Meeting, stockholders will be asked to approve potential future amendments or modifications to the Equity Line of Credit Transaction under the Common Stock Purchase Agreement and related Registration Rights Agreement between the Company and C/M Capital Master Fund LP (the “Purchaser”), originally entered into on December 31, 2024, and subsequently amended, (the “ELOC Agreement”), pursuant to which the Company can issue and sell to the Purchaser from time to time, up to $20 million of Common Stock subject to the terms and conditions of the ELOC Agreement. The ELOC Agreement and the sales and issuances of Common Stock pursuant to the Equity Line of Credit contemplated thereby were previously approved by the Company’s stockholders at a Special Meeting of Stockholders held on March 7, 2025.

The Proposal

The Company and the Purchaser may in the future determine to amend or modify the ELOC Agreement and the terms of the Equity Line of Credit contemplated thereby as may be desirable to the parties and in the interest of meeting the Company’s financing using the Equity Line of Credit and ELOC Agreement. Such amendments or modifications may include amendments or modifications to the pricing per share and adjustment terms set forth in the ELOC Agreement, and thereby the number of shares issuable thereunder, other than the maximum total dollar amount of sales thereunder which shall remain $20 million. Any such future amendments or modifications to the ELOC Agreement and the Equity Line of Credit thereunder as described above and for which the Company is seeking stockholder approval at the Annual Meeting are sometimes referred to herein as the “Amendments”. As of the Record Date, the Company has previously sold a total of 7,015,227 shares of Common Stock under the ELOC Agreement for gross proceeds of $9,798,332, and may in the future sell up to an additional $10,201,668 under the ELOC Agreement after giving effect to the prior sales.

The Company is seeking stockholder approval of the Amendments under this Proposal 3 to, among other things, ensure compliance with Nasdaq Rules with respect to any such future Amendments. See “Nasdaq Rules” below for more information on such Rules.

Reasons for the Proposal

The ELOC Agreement provides the Company with needed access to capital in order to enable it to fund its working capital and general corporate expenses. The Company may also use proceeds from the ELOC Agreement to repay indebtedness, to fund its growth initiatives, or fund its operations. The Company’s business is capital intensive given real estate lending requires constant and substantial access to capital. The additional capital the ELOC Agreement presents may, if needed, help the Company maintain sufficient stockholders’ equity to maintain the minimum amount of $2.5 million in stockholders’ equity required by Nasdaq. Approval of Proposal 3 will provide the Company with additional flexibility with respect to the ELOC Agreement which may help enable the Company to access capital as contemplated by the ELOC Agreement more efficiently by enabling the parties to adopt future Amendments without the time and resource constraints presented by a subsequent stockholder’s meeting.

If Proposal 3 is approved by stockholders, the Company anticipates potentially making Amendments to the ELOC Agreement, provided that the Company will not increase the maximum amount of sales under the ELOC Agreement above the $20 million currently provided for under the ELOC Agreement without further stockholder approval.

We will be required to register any sales under the ELOC Agreement through which we issue underlying Common Stock in order to permit us to raise capital under the ELOC Agreement. On October 21 2025, we filed a registration statement on Form S-1 registering the sale of up to 5,000,000 shares of Common Stock under the ELOC Agreement, of which 3,679,288 shares remain available for future sales. Our ability to raise a material amount under the ELOC Agreement will depend upon the future liquidity of our Common Stock.

Potential Consequences if Proposal 3 is not Approved

If the Equity Line of Credit Proposal (Proposal 3) is not approved by our stockholders, the Company will not have the flexibility to engage in the transactions contemplated by the ELOC Agreement quickly and may not be able to access capital thereunder. In such event, the Company may be required to seek alternative means of raising capital, including for the purposes and uses described in the preceding subsection titled “Reasons for the Proposal,” which it may be unable to do within a reasonable period of time, on favorable terms, or at all.

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Nasdaq Rules

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “BLNE,” and we are therefore subject to Nasdaq Rules. Nasdaq Rule 5635(d) requires stockholder approval prior to the issuance of Common Stock in a non-public offering at a price per share that is less than the lower of: (i) the official closing price of the Common Stock immediately preceding the signing of the binding agreement therefor; or (ii) the average official closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement therefor, and which equals 20% or more of the then outstanding Common Stock.

While we previously obtained stockholder approval for the ELOC Agreement, we are seeking stockholder approval of Proposal 3 to enable the Company and the Purchaser to adopt potential future Amendments to the provisions of the ELOC Agreement, including potential future amendments or modifications to the pricing per share thereunder, other than the maximum total dollar amount of sales thereunder which shall remain $20 million.

The Company is seeking stockholder approval under this Proposal 3 for purposes of Nasdaq Rule 5635(d) which requires stockholder approval for certain offerings of over 20% of the outstanding Common Stock at a price per share which may be less than the “Minimum Price” as defined therein in connection with potential future Amendments.

Vote Required

Approval of the Equity Line of Credit Proposal (Proposal 3) requires the affirmative vote of a majority of votes cast on the Proposal.

Dissenters’ (Appraisal) Rights

There are no “dissenters” or “appraisal” rights in connection with the Equity Line of Credit Proposal (Proposal 3).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3

PROPOSAL 4. ADJOURNMENT PROPOSAL

General

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used. Our Bylaws allow the Chairman of any Annual or Special Meeting of the Stockholders to have the authority to adjourn or postpone such meeting if a quorum is not present, or as otherwise authorized or instructed by the Board of Directors.

The affirmative vote of a majority of the votes cast is required to approve Proposal 4.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

OTHER MATTERS

Beeline has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters at the Annual Meeting. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

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BEELINE HOLDINGS, INC.

VOTE BY INTERNET - www. BLNE.vote

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 16, 2026. Have your proxy card in hand when you access the web site and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

DURING THE MEETING- Dial 1-877-407-3088.

You may attend the meeting exclusively via audio conference call. Have the information that is printed in the box marked by the arrow available and follow instructions.

VOTE BY EMAIL Mark, date, sign and email the proxy card to proxy@equitystock.com ATTN: Shareholder Services.

VOTE BY FAX
Mark, date, sign and fax the enclosed proxy card to 347-584-3644, ATTN: Shareholder Services.

VOTE BY MAIL Mark, sign and date your proxy card and mail it to 237 W. 37th Street, Suite 602, New York, New York 10018, Attention: Shareholder Services.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEELINE HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all listed nominees:

1.	Elect five directors to the Board of Directors.	[ ]	[ ]	[ ]	____________________________

Nominees:

01) Nicholas R. Liuzza, Jr. 02) Joseph Caltabiano 03) Joseph Freedman 04) Francis Knuettel, II 05) Stephen Romano

The Board of Directors recommends you vote “FOR” Proposals 2, 3, and 4.		For	Against	Abstain

2.	Ratify the selection of Salberg & Company, P.A. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	[ ]	[ ]	[ ]

3.	Approve potential future amendments or modifications to the provisions of the Company’s Equity Line of Credit, or ELOC, which the Company and the Purchaser may adopt, including amendments or modifications to the pricing per share thereunder, other than the maximum total dollar amount of sales thereunder which shall remain $20 million.	[ ]	[ ]	[ ]

4.	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.	[ ]	[ ]	[ ]

NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.BLNE.vote.

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BEELINE HOLDINGS, INC.

Annual Meeting of Stockholders

August 17, 2026 11:00 AM, ET

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Nicholas R. Liuzza, Jr. and Christopher R. Moe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BEELINE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, ET on August 17, 2026, virtually via audio conference call at 1-877-407-3088, and any adjournment or postponement thereof. No in-person meeting will be held.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side